Exhibit 99.1

Reliant Bancorp, Inc. Declares Cash Dividend of $0.12 Per Share

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 23, 2021--Reliant Bancorp, Inc. (“Reliant”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that its Board of Directors declared a quarterly cash dividend of $0.12 per share payable on May 20, 2021, to shareholders of record as of the close of business on May 10, 2021.

“The first quarter dividend of $0.12 per share represents a 20% increase in Reliant’s cash dividend compared to the first quarter of last year,” stated DeVan Ard, Jr., Reliant’s Chairman and CEO. “The increase in our cash dividend highlights our strong operating results over the past year. Our first quarter was highlighted by solid earnings, an improved net interest margin, and superior credit quality.”

“We remain positive about Reliant’s outlook based on our earnings momentum and robust loan demand. We expect continued growth in our markets in 2021 as economic activity picks up and as the pandemic subsides,” Ard concluded.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of March 31, 2021, Reliant Bancorp had approximately $3.1 billion in total consolidated assets, approximately $2.3 billion in loans held for investment and approximately $2.6 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release that address activities, events, or developments that Reliant expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to continued growth in Reliant’s markets. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about Reliant’s future financial and operating results and Reliant’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Reliant to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the effects of the coronavirus (COVID-19) pandemic, including (i) the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business, results of operations, and financial condition and that of our customers, (ii) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (iii) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, and (iv) the speed with which coronavirus (COVID-19) vaccines can be widely distributed, those vaccines’ efficacy against the virus and public acceptance of the vaccines, (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (3) increased levels of other real estate, primarily as a result of foreclosures, (4) the impact of liquidity needs on our results of operations and financial condition, (5) competition from financial institutions and other financial service providers, (6) the effect of interest rate increases on the cost of deposits, (7) unanticipated weakness in loan demand or loan pricing, (8) greater than anticipated adverse conditions in the national economy or local economies in which we operate, including in Middle Tennessee, (9) lack of strategic growth opportunities or our failure to execute on available opportunities, (10) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (11) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the hotel and retail sectors, (12) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (13) our ability to effectively manage problem credits, (14) our ability to successfully implement efficiency initiatives on time and with the results projected, (15) our ability to successfully develop and market new products and technology, (16) the impact of negative developments in the financial industry and United States and global capital and credit markets, (17) our ability to retain the services of key personnel, (18) our ability to adapt to technological changes, (19) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage, (20) the vulnerability of Reliant Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom Reliant or Reliant Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions, (21) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (22) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (23) the risk of successful integration of the businesses Reliant has recently acquired, and (24) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in Reliant’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond Reliant’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, Reliant can give no assurance that its future results will be as estimated. Reliant does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

Contacts

DeVan Ard, Jr., Chairman and CEO, Reliant Bancorp, Inc. (615.221.2087)